UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

IRIDIUM COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1344998
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

1750 Tysons Boulevard, Suite 1400 McLean, VA (703) 287-7400	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
6.75% Series B Cumulative Perpetual Convertible Preferred Stock	The Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which the form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Series B Preferred Stock” in the prospectus supplement dated May 8, 2014, as filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2014 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, to the Registrant’s registration statement on Form S-3 (File No. 333-194869), as filed with the Commission on March 28, 2014, which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations of Iridium Communications Inc. filed on May 14, 2014 with the Secretary of State of the State of Delaware designating the preferences, limitations, voting powers and relative rights of the 6.75% Series B Cumulative Perpetual Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: May 14, 2014	By:	/s/ Thomas J. Fitzpatrick

		Name:	Thomas J. Fitzpatrick

		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Designations of Iridium Communications Inc. filed on May 14, 2014 with the Secretary of State of the State of Delaware designating the preferences, limitations, voting powers and relative rights of the 6.75% Series B Cumulative Perpetual Convertible Preferred Stock